UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 18, 2005

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 18, 2005, Marvell Technology Group Ltd. (“Marvell”) issued a press release regarding its financial results for its second fiscal quarter ended July 30, 2005.  The full text of Marvell’s press release is furnished herewith as Exhibit 99.1.

The following non-GAAP financial measures are included in the press release: pro forma net income and basic and diluted net income per share.  These non-GAAP measures exclude the effects of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation.  A reconciliation to the most directly comparable GAAP measure is included in the financial statements portion of the press release.

Marvell’s management believes this non-GAAP information is useful because it can enhance the understanding of the company’s ongoing economic performance, and Marvell therefore uses pro forma reporting internally to evaluate and manage the company’s operations.  Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how company management analyzes operating results.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 2005

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 18, 2005.